QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on April 26, 2004

Registration No. 333-98047

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. SEVEN
TO
FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

CNL HOSPITALITY PROPERTIES, INC.
(Exact Name of Registrant as Specified in Charter)

CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
Telephone: (407) 650-1000
 (Address of Principal Executive Offices)

THOMAS J. HUTCHISON III
Chief Executive Officer
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
Telephone: (407) 650-1000
 (Name, Address and Telephone
Number of Agent for Service)

COPIES TO:
JUDITH D. FRYER, ESQUIRE
Greenberg Traurig, LLP
Met Life Building
200 Park Avenue
New York, New York 10166

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        On March 12, 2004, CNL Hospitality Properties, Inc. (the "Company") concluded its public offering (the "Offering") of up to 175,000,000 shares of common stock (the "Shares"), including up to 25,000,000 Shares for issuance pursuant to the Company's distribution reinvestment plan (the "Reinvestment Plan"). In connection with the Offering, the Company issued a total of 172,788,899 Shares, including 2,900,891 Shares issued pursuant to the Reinvestment Plan. The Company hereby withdraws the registration of the remaining 2,211,101 Shares registered, but not issued in connection with the Offering.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Seven to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on April 26, 2004.

CNL HOSPITALITY PROPERTIES, INC. (Registrant)
By:	/s/ THOMAS J. HUTCHISON III I Thomas J. Hutchison III Chief Executive Officer (Principal Executive Officer)
By:	/s/ C. BRIAN STRICKLAND I C. Brian Strickland Executive Vice President (Principal Financial and Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Seven to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James M. Seneff, Jr.	Chairman of the Board	April , 2004
* Robert A. Bourne	Vice Chairman of the Board and Treasurer	April , 2004
/s/ THOMAS J. HUTCHISON III Thomas J. Hutchison III	Chief Executive Officer (Principal Executive Officer)	April 26, 2004
/s/ C. BRIAN STRICKLAND C. Brian Strickland	Executive Vice President (Principal Financial and Accounting Officer)	April 26, 2004
* Charles E. Adams	Independent Director	April , 2004
* Lawrence A. Dustin	Independent Director	April , 2004
* Craig M. McAllaster	Independent Director	April , 2004
* Robert E. Parsons, Jr.	Independent Director	April , 2004
*By:	/s/ THOMAS J. HUTCHISON III Thomas J. Hutchison III Attorney-in-Fact

QuickLinks

SIGNATURES